UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2015

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn
Dallas, Texas 75219
(Address of principal executive offices, including zip code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 10, 2015, Energy Transfer Equity, L.P. (the “Partnership”), the several banks and other financial institutions party thereto and Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent for the Lenders (the “Administrative Agent”) entered into the Amendment and Incremental Commitment Agreement No. 3 (the “Amendment”) to that certain Credit Agreement by and among the Partnership, the banks and financial institutions party thereto, and the Administrative Agent, dated as of December 2, 2013 (as amended, supplemented and modified, the “Credit Agreement”) to (a) increase the commitments under the Credit Agreement from $1.2 billion to $1.5 billion and (b) amend certain other provisions of the Credit Agreement as more specifically set forth in the Amendment.
The disclosure contained in this Item 1.01 does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of the Exhibit
10.1
Amendment and Incremental Commitment Agreement No. 3 dated as of February 10, 2015 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

By: LE GP, LLC,
its general partner

Date: February 17, 2015                By: /s/ John W. McReynolds
John W. McReynolds
President

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1*
Amendment and Incremental Commitment Agreement No. 3 dated as of February 10, 2015 among Energy Transfer Equity, L.P., Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto.

_______________    * Filed herewith.